EXHIBIT 99.1

FOR IMMEDIATE RELEASE
January 27, 2015
Contact: Investor Inquiries:
Casey Farrell, LegacyTexas Financial Group, Inc.
972-801-5871/shareholderrelations@legacytexasfinancialgroup.com
Media Inquiries:
Mary Rische
972-509-2020 Ex. 7331/mary.rische@legacytexas.com

LegacyTexas Financial Group, Inc. Reports Fourth Quarter and Full Year 2014 Earnings
Strong Loan Growth of $696.7 million, or 26%, over 2013;
Merger with LegacyTexas Group, Inc. Completed on January 1, 2015

PLANO, Texas, January 27, 2015 -- LegacyTexas Financial Group, Inc. (formerly known as ViewPoint Financial Group, Inc.) (NASDAQ: LTXB) (the “Company”), the holding company for LegacyTexas Bank (the “Bank”), today announced net income of $5.5 million and core net income (which is net income adjusted for the impact of merger and acquisition costs and certain other items) of $11.2 million for the quarter ended December 31, 2014. Basic earnings per share for the quarter ended December 31, 2014, was $0.14, while core basic earnings per share for the same period was $0.29. Net income for the year ended December 31, 2014 totaled $31.3 million, or $0.82 basic earnings per share, and core net income for the same period totaled $38.9 million, or $1.03 basic earnings per share. The reconciliation of non-GAAP measures, which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

	For the Quarters Ended			Linked Quarter		Year-over-Year		For the Years Ended December 31,
	Q4 2014	Q3 2014	Q4 2013	$ change	% change	$ change	% change	2014	2013	$ change	% change
(Dollars in thousands, except per share amounts; all periods unaudited except for net income and earnings per share for full year 2013)
Net income	$5,466	$9,312	$7,244	$(3,846)	(41.3)%	$(1,778)	(24.5)%	$31,278	$31,688	$(410)	(1.3)%
Core net income	11,186	10,026	7,776	1,160	11.6	3,410	43.9	38,902	32,096	6,806	21.2
Basic EPS	0.14	0.24	0.19	(0.10)	(41.7)	(0.05)	(26.3)	0.82	0.83	(0.01)	(1.2)
Core basic EPS	0.29	0.26	0.21	0.03	11.5	0.08	38.1	1.03	0.85	0.18	21.2

Fourth Quarter 2014 Performance Highlights

•
Loans held for investment at December 31, 2014, excluding Warehouse Purchase Program loans, grew $144.6 million, or 5.8%, from September 30, 2014, with commercial loans ending the year at $2.06 billion, an increase of $133.9 million, or 6.9%, from the linked quarter. Since December 31, 2013, loans held for investment, excluding Warehouse Purchase Program loans, grew by $583.8 million, or 28.5%, including a $503.8 million, or 32.3%, increase in commercial loans.

•
Warehouse Purchase Program loans at December 31, 2014, grew on both a linked-quarter and year-over-year basis, increasing by $49.8 million, or 6.8%, from September 30, 2014, and by $112.9 million, or 16.8%, from December 31, 2013.

•
Net interest income for the fourth quarter of 2014 increased by $1.2 million, or 3.3%, from the linked quarter and $5.8 million, or 19.2%, from the fourth quarter of 2013. Non-interest income grew on both a linked-quarter and year-over-year basis. Excluding the impact of merger and acquisition costs, non-interest expense declined by $89,000 from the third quarter of 2014 and by $2.0 million from the fourth quarter of 2013.

•	Deposits increased by $161.3 million, or 6.5%, from September 30, 2014, with growth in all deposit categories. Compared to December 31, 2013, deposits increased by $393.2 million, or 17.4%.

•	Net interest margin for the quarter ended December 31, 2014 was 3.84%, a four basis point increase from the linked quarter and a one basis point increase compared to the fourth quarter of 2013.

“2014 was a great year for the Company,” said President and CEO Kevin Hanigan.  "Core earnings were up for both the year and the fourth quarter, loans and deposits continued to show impressive growth, our net interest margin improved and we controlled our operating costs. Closing the merger with LegacyTexas on January 1 was a great way to start 2015. With most of the one-time costs related to the merger now behind us, we look forward to executing our plans for 2015."

On January 1, 2015, the Company completed its merger with LegacyTexas Group, Inc. and changed its name from ViewPoint Financial Group, Inc. to LegacyTexas Financial Group, Inc. On January 2, the Company’s common stock began trading on the NASDAQ Global Select Market under the ticker symbol LTXB. The Company’s bank subsidiary, ViewPoint Bank, N.A., was merged into LegacyTexas Bank, the banking subsidiary of LegacyTexas Group, Inc. ViewPoint Bank will publicly adopt the LegacyTexas name when the bank's branch and branding integration is complete on February 17.  At that time, customers of both institutions will be able to conduct business at any LegacyTexas Bank location.

At completion of the merger, Mays Davenport (Executive Vice President of LegacyTexas Bank) joined the Company as Executive Vice President and Chief Financial Officer, and George Fisk (Chief Executive Officer and Vice Chairman of LegacyTexas Group, Inc.) and Greg Wilkinson (director of LegacyTexas Group, Inc.) began serving on the Boards of Directors of the Company and the merged LegacyTexas Bank. Kevin Hanigan continues to serve the Company and the merged LegacyTexas Bank as President and Chief Executive Officer. Additionally, Arcilia Acosta, who has served on the Board of Directors of ViewPoint Bank since 2013, was appointed to the Board of Directors of the Company, effective January 1, 2015.

Financial Highlights

	At or For the Quarters Ended
	December	September	December
(unaudited)	2014	2014	2013
	(Dollars in thousands, except per share amounts)
Net interest income	$35,830	$34,670	$30,069
Provision for loan losses	2,637	2,511	616
Non-interest income	5,294	5,058	5,005
Non-interest expense	29,796	22,791	24,128
Income tax expense	3,225	5,114	3,086
Net income	$5,466	$9,312	$7,244

Basic earnings per common share	$0.14	$0.24	$0.19
Basic core (non-GAAP) earnings per common share[2]	$0.29	$0.26	$0.21
Weighted average common shares outstanding - basic	38,051,511	37,971,790	37,686,866
Estimated Tier 1 risk-based capital ratio[1]	15.14%	16.04%	18.17%
Total equity to total assets	13.65%	14.28%	15.44%
Tangible common equity to tangible assets - Non-GAAP [2]	13.01%	13.61%	14.70%
1 Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
	December	September	December
(unaudited)	2014	2014	2013
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans	$31,667	$30,134	$26,050
Warehouse Purchase Program loans	5,440	5,738	5,138
Securities	2,808	2,926	3,273
Interest-earning deposit accounts	64	57	38
Total interest income	$39,979	$38,855	$34,499
Net interest income	$35,830	34,670	$30,069
Net interest margin	3.84%	3.80%	3.83%
Selected average balances:
Total earning assets	$3,732,058	$3,652,243	$3,139,253
Total loans	$3,120,214	$3,029,047	$2,482,274
Total securities	$505,692	$532,950	$592,769
Total deposits	$2,612,125	$2,469,482	$2,240,333
Total borrowings	$654,396	$733,615	$468,855
Total non-interest-bearing demand deposits	$473,996	$456,115	$404,087
Total interest-bearing liabilities	$2,792,525	$2,746,982	$2,305,101

Net interest income for the quarter ended December 31, 2014, was $35.8 million, a $1.2 million increase from the third quarter of 2014 and a $5.8 million increase from the fourth quarter of 2013. The $1.2 million increase from the linked quarter was due to an increase in interest income on loans, which was driven by increased volume in commercial real estate and commercial and industrial loans. The average balance of commercial and industrial loans increased by $68.1 million, or 10.3%, to $730.6 million from the third quarter of 2014, resulting in a $1.1 million increase in interest income. Additionally, the average balance of commercial real estate loans increased by $42.0 million, or 3.5%, from the linked quarter, contributing $439,000 of the increase in interest income. The increases in interest income driven by commercial loan volume was partially offset by a $298,000 decline in interest income on Warehouse Purchase Program loans, as the average balance of the portfolio declined by $25.4 million on a linked-quarter basis.

Interest expense for the quarter ended December 31, 2014, slightly decreased compared to the linked quarter, declining by $36,000, or 0.86%. A $133,000 linked-quarter increase in interest expense related to savings and money market accounts was offset by an $180,000 decrease in interest expense related to borrowings. The average balance of borrowings declined by $79.2 million, or 10.8%, from the linked quarter, which was primarily related to the decline in the Warehouse Purchase Program average balance for the same period, as these loans are partially funded by short-term advances.

The $5.8 million increase in net interest income compared to the fourth quarter of 2013 was due to a $5.9 million, or 19.0%, increase in interest income on loans, which was driven by higher commercial loan volume. For the quarter ended December 31, 2014, the average balance of commercial and industrial loans increased by $338.8 million, or 86.4%, compared to the quarter ended December 31, 2013, which resulted in a $3.2 million increase in interest income. Additionally, the average balance of commercial real estate loans increased by $152.9 million, or 14.2%, for the quarter ended December 31, 2014, compared to the same period in 2013, contributing $1.7 million of the increase in interest income. Increased volume in consumer real estate and Warehouse Purchase Program loans also added to the growth in interest income on a year-over-year basis, which was partially offset by reductions in yields earned on most loan portfolios.

Compared to the fourth quarter of 2013, interest expense for the quarter ended December 31, 2014, decreased by $281,000, or 6.3%, which was primarily due to a 35 basis point reduction in the average rate paid on time deposits, as well as a 65 basis point decrease in the average rate paid on borrowings. Average balances of savings, money market and time deposits, as well as the average balance of borrowings, increased compared to the fourth quarter of 2013, which partially offset the decline in interest expense related to lower rates.

The net interest margin for the fourth quarter of 2014 was 3.84%, a four basis point increase from the third quarter of 2014 and a one basis point increase from the fourth quarter of 2013. Accretion of interest related to the 2012 Highlands acquisition contributed three basis points to the net interest margin for the quarter ended December 31, 2014, compared to three basis points for the quarter ended September 30, 2014, and ten basis points for the quarter ended December 31, 2013. The average yield on earning assets for the fourth quarter of 2014 was 4.28%, a two basis point increase from the third quarter of 2014 and a 12 basis point decrease from the fourth quarter of 2013. The cost of deposits for the fourth quarter of 2014 was 0.33%, unchanged from the third quarter of 2014 and a seven basis point decrease from the fourth quarter of 2013.

Non-interest Income

Non-interest income for the fourth quarter of 2014 was $5.3 million, a $236,000, or 4.7%, increase from the third quarter of 2014 and a $289,000, or 5.8%, increase from the fourth quarter of 2013. The increase from the linked quarter was primarily due to a $153,000, or 3.3%, increase in service charges and fees, which was driven by an increase in commercial loan pre-prepayment and other one-time commercial loan fees. Additionally, the increase in non-interest income from the linked quarter included a $100,000 increase in the gain (loss) on sale and disposition of assets, attributable to a net gain of $11,000 on other real estate owned recognized in the fourth quarter of 2014, compared to a net loss of $85,000 on other real estate owned recognized in the third quarter of 2014.

The $289,000 increase in non-interest income for the fourth quarter of 2014 was primarily due to a $465,000, or 10.9%, increase in service charges and fees compared to the fourth quarter of 2013. This growth in service charges and fees was driven by increased commercial loan pre-payment and debit card fee income, and was partially offset by a $105,000 decline in the gain (loss) on sale and disposition of assets, primarily related to a gain recognized on a purchased credit impaired loan obtained in the Highlands acquisition that was paid in full during the fourth quarter of 2013, with no comparable gain recognized in the 2014 period.

Non-interest Expenses

Non-interest expense for the quarter ended December 31, 2014 was $29.8 million, a $7.0 million, or 30.7%, increase from the third quarter of 2014, and a $5.7 million, or 23.5%, increase from the fourth quarter of 2013. The linked-quarter increase includes a $7.1 million increase in merger and acquisition costs related to the merger with LegacyTexas Group, Inc., which was completed on January 1, 2015. Excluding the impact of these merger costs, non-interest expense declined by $89,000, which was driven by a $524,000, or 3.8%, decrease in salaries and employee benefits expense, primarily due to reductions in salary and incentive accruals compared to the linked quarter. In the latter half of 2014, several high-level employees left the Company in advance of the merger with LegacyTexas Group, Inc. This decline was partially offset by a $163,000 increase in advertising expense and a $142,000 increase in outside professional services expense.

The increase in non-interest expense from the fourth quarter of 2013 includes a $7.6 million increase in merger and acquisition costs related to the merger with LegacyTexas Group, Inc., which was completed on January 1, 2015. Excluding the impact of these merger costs, non-interest expense declined by $2.0 million, which was driven by a $1.2 million, or 8.4%, decrease in salaries and employee benefits expense, primarily due to reductions in salary and incentive accruals compared to the fourth quarter of 2013 related to a decrease in the number of employees. This was partially offset by a $622,000 increase in restricted stock expense, caused by $666,000 of expense that was reversed in the 2013 period due to the cancellation of certain stock awards that did not meet performance-based vesting conditions, with no comparable expense reversals recognized in the current period. Compared to the fourth quarter of 2013, advertising expense decreased by $335,000, while occupancy and equipment and office operations expense declined by $261,000 and $160,000, respectively.

Financial Condition

Gross loans held for investment at December 31, 2014, excluding Warehouse Purchase Program loans, increased by $144.6 million, or 5.8%, from September 30, 2014, and by $583.8 million, or 28.5%, from December 31, 2013, with increased commercial lending driving the loan growth. Commercial real estate loan balances at December 31, 2014 increased by $46.4 million, or 3.8%, from September 30, 2014, and by $174.7 million, or 16.0%, from December 31, 2013. Commercial and industrial loans at December 31, 2014 increased by $86.3 million, or 12.4%, from September 30, 2014, and by $342.4 million, or 77.9%, from December 31, 2013. Warehouse Purchase Program loans at December 31, 2014 increased by $49.8 million, or 6.8%, from September 30, 2014, and by $112.9 million, or 16.8%, from December 31, 2013. Consumer loans at December 31, 2014 increased by $7.5 million, or 1.3%, from September 30, 2014, and by $75.7 million, or 15.5%, from December 31, 2013.

Energy loans, which are reported as commercial and industrial loans, totaled $359.6 million at December 31, 2014, up $76.0 million from $283.6 million at September 30, 2014, and up $193.1 million from December 31, 2013. In May 2013, the Company formed its Energy Finance group, which is comprised of a group of seasoned lenders, executives, and credit risk professionals with more than 100 years of combined Texas energy experience, to focus on providing loans to private and public oil and gas companies throughout the United States. The group also offers the Bank's full array of commercial services, including Treasury Management and letters of credit, to its customers. The vast majority of the loans in the Energy portfolio are reserve based loans, secured by deeds of trust on properties containing both oil and natural gas reserves. Four loans managed by the Energy Finance group are not secured by oil and gas reserves. These loans, with a combined commitment of $39.5 million and a total outstanding balance of $16.5 million at December 31, 2014, are categorized as “Midstream and Other” loans. Loans in this category are typically related to the transmission of oil and natural gas and would have only an indirect impact from declining commodity prices.

Total deposits at December 31, 2014 increased by $161.3 million, or 6.5%, from September 30, 2014, and by $393.2 million, or 17.4%, from December 31, 2013. Savings and money market deposits increased by $118.8 million, or 11.2%, from September 30, 2014, and by $272.2 million, or 30.1%, from December 31, 2013. Over the past year, non-interest-bearing demand deposits have grown by $83.4 million, or 20.3%, and totaled $494.4 million at December 31, 2014, or 18.6% of total deposits. This increase was driven by higher balances in commercial checking products. Time deposits increased by $13.6 million, or 2.7%, from September 30, 2014, and by $39.4 million, or 8.3%, from December 31, 2013.

Total shareholders' equity increased by $4.1 million to $568.2 million at December 31, 2014, from $564.1 million at September 30, 2014. The Company's tangible common equity ratio was 13.01% at December 31, 2014, a decrease of 60 basis points from September 30, 2014, and 169 basis points from December 31, 2013.

Credit Quality

	At or For the Quarters Ended
	December	September	December
(unaudited)	2014	2014	2013
	(Dollars in thousands)
Net charge-offs (recoveries)	$(327)	$366	$127
Net charge-offs (recoveries)/Average loans held for investment, excluding Warehouse Purchase Program loans	(0.05)%	0.06%	0.03%
Net charge-offs (recoveries)/Average loans held for investment	(0.04)	0.05	0.02
Provision for loan losses	$2,637	$2,511	$616
Non-performing loans ("NPLs")	23,507	24,382	22,124
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans	0.89%	0.98%	1.08%
NPLs/Total loans held for investment	0.69	0.76	0.81
Non-performing assets ("NPAs")	$24,058	$24,488	$22,604
NPAs to total assets	0.58%	0.62%	0.64%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans	0.91	0.98	1.10
NPAs/Loans held for investment and foreclosed assets	0.70	0.76	0.83
Allowance for loan losses	$25,549	$22,585	$19,358
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans	0.97%	0.91%	0.94%
Allowance for loan losses/Total loans held for investment	0.75	0.70	0.71
Allowance for loan losses/Total Loans held for investment, excluding acquired loans & Warehouse Purchase Program loans [1]	1.00	0.94	1.00
Allowance for loan losses/NPLs	108.69	92.63	87.50
1 Excludes loans acquired in 2012 from Highlands, which were initially recorded at fair value.

The Company recorded a provision for loan losses of $2.6 million for the quarter ended December 31, 2014, compared to $2.5 million for the quarter ended September 30, 2014, and $616,000 for the quarter ended December 31, 2013. The increase in the provision for loan losses on a linked-quarter basis, as well as compared to the fourth quarter of 2013, was primarily related to increased commercial loan production, as commercial balances increased by $133.9 million compared to September 30, 2014, and by $503.8 million from December 31, 2013. Additionally, in the fourth quarter of 2014, the Company increased its qualitative reserve factors to set aside additional allowance for loan losses due to the economic uncertainty in Texas related to the recent decline in the price of oil. To date, the Company has not recognized a loss from loans in the Energy portfolio, which we believe is a reflection of prudent risk mitigation techniques.  These techniques include sound underwriting (reasonable advance rates based on number and diversification of wells), sound policy (requiring hedges on production sales), and conservative collateral valuations (frequent borrowing base determinations at prices below NYMEX posted rates).  All borrowing base valuations are performed by highly qualified and nationally recognized third party firms intimately familiar with the properties and their production history. At December 31, 2014, less than 1% of the Company's loan portfolio (excluding Warehouse Purchase Program loans) consisted of criticized energy loans, and all energy loans were performing.

Subsequent Events

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its consolidated financial statements for the year ended December 31, 2014, on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2014, and will adjust amounts preliminarily reported, if necessary.

Conference Call

The Company will host an investor conference call to review these results on Wednesday, January 28, 2015, at 8 a.m. Central Time. Participants may pre-register for the call by visiting http://dpregister.com/10057578 and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 1-877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.legacytexasfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10057578. This replay, as well as the webcast, will be available until February 18, 2015.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is a bank holding company based in Plano, Texas. The Company’s holdings include LegacyTexas Bank, which also operates as ViewPoint Bank and First National Bank of Jacksboro. Beginning February 17, 2015, the Bank will operate under the LegacyTexas brand in each of its markets, with 48 banking offices in 19 North Texas cities, including 45 branches in the Dallas-Fort Worth Metroplex. For more information, please visit www.legacytexasfinancialgroup.com.
When used in filings by LegacyTexas Financial Group, Inc. (the "Company”) with the Securities and Exchange Commission (the “SEC”), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other things: the expected cost savings, synergies and other financial benefits from the Company-LegacyTexas Group, Inc. merger (the “Merger”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies and other factors set forth in the Company's filings with the SEC.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

LegacyTexas Financial Group, Inc. (formerly known as ViewPoint Financial Group, Inc.)
Consolidated Balance Sheets

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(Dollars in thousands)
ASSETS	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash and due from financial institutions	$28,416	$27,669	$35,276	$33,627	$30,012
Short-term interest-bearing deposits in other financial institutions	103,605	62,616	130,632	88,238	57,962
Total cash and cash equivalents	132,021	90,285	165,908	121,865	87,974
Securities available for sale, at fair value	199,699	211,364	224,184	236,062	248,012
Securities held to maturity	241,920	254,665	267,614	280,490	294,583
Total securities	441,619	466,029	491,798	516,552	542,595
Loans held for investment:
Loans held for investment - Warehouse Purchase Program	786,416	736,624	769,566	590,904	673,470
Loans held for investment	2,633,680	2,489,063	2,349,509	2,207,580	2,049,902
Gross loans	3,420,096	3,225,687	3,119,075	2,798,484	2,723,372
Less: allowance for loan losses and deferred fees on loans held for investment	(28,476)	(24,773)	(22,139)	(21,291)	(20,625)
Net loans	3,391,620	3,200,914	3,096,936	2,777,193	2,702,747
FHLB and Federal Reserve Bank stock, at cost	44,084	41,473	44,532	33,632	34,883
Bank-owned life insurance	36,193	36,010	35,863	35,718	35,565
Premises and equipment, net	48,743	51,118	51,955	52,736	53,272
Goodwill	29,650	29,650	29,650	29,650	29,650
Other assets	40,184	35,045	34,602	36,242	38,546
Total assets	$4,164,114	$3,950,524	$3,951,244	$3,603,588	$3,525,232

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$494,376	$483,784	$433,194	$434,463	$410,933
Interest-bearing demand	472,703	454,416	476,203	479,432	474,515
Savings and money market	1,176,749	1,057,912	1,032,496	945,046	904,576
Time	513,981	500,356	493,833	510,305	474,615
Total deposits	2,657,809	2,496,468	2,435,726	2,369,246	2,264,639
FHLB advances	862,907	799,704	874,866	607,996	639,096
Repurchase agreement and other borrowings	25,000	25,000	25,000	25,000	25,000
Accrued expenses and other liabilities	50,175	65,225	58,240	51,247	52,037
Total liabilities	3,595,891	3,386,397	3,393,832	3,053,489	2,980,772
Shareholders’ equity
Common stock	400	400	400	399	399
Additional paid-in capital	386,549	383,779	381,808	379,578	377,657
Retained earnings	195,327	194,663	190,150	186,126	183,236
Accumulated other comprehensive income (loss), net	930	635	770	78	(383)
Unearned Employee Stock Ownership Plan (ESOP) shares	(14,983)	(15,350)	(15,716)	(16,082)	(16,449)
Total shareholders’ equity	568,223	564,127	557,412	550,099	544,460
Total liabilities and shareholders’ equity	$4,164,114	$3,950,524	$3,951,244	$3,603,588	$3,525,232

LegacyTexas Financial Group, Inc. (formerly known as ViewPoint Financial Group, Inc.)
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Fourth Quarter 2014 Compared to:
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Third Quarter 2014		Fourth Quarter 2013
Interest and dividend income	(Dollars in thousands)
Loans, including fees	$37,107	$35,872	$33,888	$30,388	$31,188	$1,235	3.4%	$5,919	19.0%
Taxable securities	2,109	2,225	2,453	2,565	2,583	(116)	(5.2)	(474)	(18.4)
Nontaxable securities	561	562	561	564	562	(1)	(0.2)	(1)	(0.2)
Interest-bearing deposits in other financial institutions	64	57	71	57	38	7	12.3	26	68.4
FHLB and Federal Reserve Bank stock	138	139	136	130	128	(1)	(0.7)	10	7.8
	39,979	38,855	37,109	33,704	34,499	1,124	2.9	5,480	15.9
Interest expense
Deposits	2,165	2,021	2,035	1,991	2,252	144	7.1	(87)	(3.9)
FHLB advances	1,778	1,957	1,948	1,927	1,971	(179)	(9.1)	(193)	(9.8)
Repurchase agreement	206	205	204	201	206	1	0.5	—	—
Other borrowings	—	2	—	—	1	(2)	N/M [1]	(1)	N/M [1]
	4,149	4,185	4,187	4,119	4,430	(36)	(0.9)	(281)	(6.3)
Net interest income	35,830	34,670	32,922	29,585	30,069	1,160	3.3	5,761	19.2
Provision for loan losses	2,637	2,511	1,197	376	616	126	5.0	2,021	328.1
Net interest income after provision for loan losses	33,193	32,159	31,725	29,209	29,453	1,034	3.2	3,740	12.7
Non-interest income
Service charges and fees	4,724	4,571	4,874	4,298	4,259	153	3.3	465	10.9
Other charges and fees	239	227	239	210	246	12	5.3	(7)	(2.8)
Bank-owned life insurance income	183	147	145	153	186	36	24.5	(3)	(1.6)
Gain (loss) on sale and disposition of assets	15	(85)	727	1	120	100	N/M [1]	(105)	(87.5)
Other	133	198	(556)	300	194	(65)	(32.8)	(61)	(31.4)
	5,294	5,058	5,429	4,962	5,005	236	4.7	289	5.8

	For the Quarters Ended					Fourth Quarter 2014 Compared to:
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Third Quarter 2014		Fourth Quarter 2013

Non-interest expense
Salaries and employee benefits	13,137	13,661	14,127	14,132	14,339	(524)	(3.8)	(1,202)	(8.4)
Merger and acquisition costs	8,282	1,188	652	169	663	7,094	597.1	7,619	1,149.2
Advertising	425	262	493	355	760	163	62.2	(335)	(44.1)
Occupancy and equipment	1,856	1,807	1,819	1,892	2,117	49	2.7	(261)	(12.3)
Outside professional services	711	569	486	525	824	142	25.0	(113)	(13.7)
Regulatory assessments	700	698	687	628	619	2	0.3	81	13.1
Data processing	1,753	1,739	1,708	1,662	1,747	14	0.8	6	0.3
Office operations	1,621	1,566	1,717	1,680	1,781	55	3.5	(160)	(9.0)
Other	1,311	1,301	1,661	1,112	1,278	10	0.8	33	2.6
	29,796	22,791	23,350	22,155	24,128	7,005	30.7	5,668	23.5
Income before income tax expense	8,691	14,426	13,804	12,016	10,330	(5,735)	(39.8)	(1,639)	(15.9)
Income tax expense	3,225	5,114	4,986	4,334	3,086	(1,889)	(36.9)	139	4.5
Net income	$5,466	$9,312	$8,818	$7,682	$7,244	$(3,846)	(41.3)%	$(1,778)	(24.5)%
1N/M - not meaningful

LegacyTexas Financial Group, Inc. (formerly known as ViewPoint Financial Group, Inc.)
Consolidated Statements of Income for the Years Ended December 31,

(Dollars in thousands)	2014	2013	2012
Interest and dividend income	(unaudited)
Loans, including fees	$137,255	$124,522	$120,596
Taxable securities	9,352	9,780	14,850
Nontaxable securities	2,248	2,133	1,891
Interest-bearing deposits in other financial institutions	249	126	117
FHLB and Federal Reserve Bank stock	543	528	538
	149,647	137,089	137,992
Interest expense
Deposits	8,212	9,545	11,453
FHLB advances	7,610	8,503	9,807
Repurchase agreement	816	816	876
Other borrowings	2	5	33
	16,640	18,869	22,169
Net interest income	133,007	118,220	115,823
Provision for loan losses	6,721	3,199	3,139
Net interest income after provision for loan losses	126,286	115,021	112,684
Non-interest income
Service charges and fees	18,467	17,778	19,512
Other charges and fees	915	937	579
Net gain on sale of mortgage loans	—	—	5,436
Bank-owned life insurance income	628	649	699
Gain (loss) on sale of available-for-sale securities	—	(177)	1,014
Gain (loss) on sale and disposition of assets	658	835	(191)
Impairment of goodwill	—	—	(818)
Other	75	1,811	3,325
	20,743	21,833	29,556
Non-interest expense
Salaries and employee benefits	55,057	53,328	51,719
Merger and acquisition costs	10,291	663	4,127
Advertising	1,535	2,690	1,753
Occupancy and equipment	7,374	7,675	7,365
Outside professional services	2,291	2,760	2,320
Regulatory assessments	2,713	2,477	2,534
Data processing	6,862	6,727	6,109
Office operations	6,584	6,783	7,144
Other	5,385	5,774	4,619
	98,092	88,877	87,690
Income before income tax expense	48,937	47,977	54,550
Income tax expense	17,659	16,289	19,309
Net income	$31,278	$31,688	$35,241
Earnings per share:
Basic	$0.82	$0.83	$0.98
Diluted	$0.81	$0.83	$0.98
Dividends declared per share	$0.48	$0.32	$0.40

LegacyTexas Financial Group, Inc. (formerly known as ViewPoint Financial Group, Inc.)
Selected Financial Highlights (unaudited)

	At or For the Quarters Ended
	December 31,	September 30,	December 31,
	2014	2014	2013
	(Dollars in thousands, except per share amounts)
SHARE DATA:
Weighted average common shares outstanding- basic	38,051,511	37,971,790	37,686,866
Weighted average common shares outstanding- diluted	38,275,814	38,203,508	37,911,775
Shares outstanding at end of period	40,014,851	40,006,941	39,938,816
Income available to common shareholders[1]	$5,412	$9,215	$7,147
Basic earnings per common share	0.14	0.24	0.19
Basic core (non-GAAP) earnings per common share[2]	0.29	0.26	0.21
Diluted earnings per common share	0.14	0.24	0.19
Dividends declared per share	0.12	0.12	0.12
Total shareholders' equity	568,223	564,127	544,460
Common shareholders' equity per share (book value per share)	14.20	14.10	13.63
Tangible book value per share- Non-GAAP[2]	13.44	13.34	12.86
Market value per share for the quarter:
High	27.61	27.52	27.66
Low	21.33	23.94	20.19
Close	23.85	23.94	27.45
KEY RATIOS:
Return on average common shareholders' equity	3.83%	6.63%	5.34%
Core return on average common shareholders' equity[2]	7.85	7.14	5.73
Return on average assets	0.56	0.97	0.87
Core return on average assets[2]	1.14	1.05	0.94
Efficiency ratio[3]	52.22	54.17	67.07
Estimated Tier 1 risk-based capital ratio[4]	15.14	16.04	18.17
Estimated total risk-based capital ratio[4]	15.87	16.72	18.85
Estimated Tier 1 leverage ratio[4]	13.86	14.03	15.67
Total equity to total assets	13.65	14.28	15.44
Tangible equity to tangible assets- Non-GAAP[2]	13.01	13.61	14.70
Number of employees- full-time equivalent	517	512	561
1 Net of distributed and undistributed earnings to participating securities
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.
3 Calculated by dividing total non-interest expense by net interest income plus non-interest income, excluding gain (loss) on foreclosed assets, amortization of intangible assets, gains (losses) from securities transactions, merger and acquisition costs and other non-recurring items.
4 Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

LegacyTexas Financial Group, Inc. (formerly known as ViewPoint Financial Group, Inc.)
Selected Loan Data (unaudited)

	At the Quarter Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Loans:	(Dollars in thousands)
Commercial real estate	$1,265,868	$1,219,436	$1,162,035	$1,118,059	$1,091,200
Warehouse Purchase Program loans	786,416	736,624	769,566	590,904	673,470
Commercial and industrial loans:
Commercial	741,678	668,421	579,561	517,247	425,030
Warehouse lines of credit	40,146	27,122	31,426	26,333	14,400
Total commercial and industrial loans	781,824	695,543	610,987	543,580	439,430
Construction and land loans:
Commercial construction and land	14,396	13,206	28,496	34,465	27,619
Consumer construction and land	6,902	3,694	3,445	2,604	2,628
Total construction and land loans	21,298	16,900	31,941	37,069	30,247
Consumer:
Consumer real estate	524,199	515,706	501,328	463,857	441,226
Other consumer loans	40,491	41,478	43,218	45,015	47,799
Total consumer	564,690	557,184	544,546	508,872	489,025
Gross loans held for investment	$3,420,096	$3,225,687	$3,119,075	$2,798,484	$2,723,372
Non-performing assets:
Commercial real estate	$6,703	$7,452	$7,386	$8,110	$7,604
Commercial and industrial	5,778	6,328	6,245	5,990	5,141
Construction and land	149	150	213	—	—
Consumer real estate	10,591	10,106	9,304	8,203	8,812
Other consumer loans	286	346	457	526	567
Total non-performing loans	23,507	24,382	23,605	22,829	22,124
Foreclosed assets	551	106	240	387	480
Total non-performing assets	$24,058	$24,488	$23,845	$23,216	$22,604
Total non-performing assets to total assets	0.58%	0.62%	0.60%	0.64%	0.64%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans	0.89%	0.98%	1.00%	1.03%	1.08%
Total non-performing loans to total loans held for investment	0.69%	0.76%	0.76%	0.82%	0.81%
Allowance for loan losses to non-performing loans	108.69%	92.63%	86.59%	84.99%	87.50%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans	0.97%	0.91%	0.87%	0.88%	0.94%
Allowance for loan losses to total loans held for investment	0.75%	0.70%	0.66%	0.69%	0.71%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans [1]	1.00%	0.94%	0.90%	0.92%	1.00%

	At the Quarter Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Troubled debt restructured loans ("TDRs"):
Performing TDRs:
Commercial real estate	$702	$706	$666	$—	$—
Commercial and industrial	153	158	162	167	185
Construction and land	—	—	—	2	2
Consumer real estate	204	407	729	732	737
Other consumer loans	39	41	43	44	47
Total performing TDRs	$1,098	$1,312	$1,600	$945	$971
Non-performing TDRs:[2]
Commercial real estate	$6,569	$6,646	$6,694	$7,401	$7,446
Commercial and industrial	2,031	2,125	2,194	2,333	349
Construction and land	103	104	—	—	—
Consumer real estate	4,034	3,606	3,199	3,024	3,070
Other consumer loans	245	300	411	471	503
Total non-performing TDRs	$12,982	$12,781	$12,498	$13,229	$11,368
Allowance for loan losses:
Balance at beginning of period	$22,585	$20,440	$19,402	$19,358	$18,869
Provision expense	2,637	2,511	1,197	376	616
Charge-offs	(203)	(493)	(294)	(471)	(255)
Recoveries	530	127	135	139	128
Balance at end of period	$25,549	$22,585	$20,440	$19,402	$19,358
Net charge-offs (recoveries):
Commercial real estate	$(435)	$—	$—	$—	$—
Commercial and industrial	77	152	53	192	43
Construction and land	—	50	—	—	—
Consumer real estate	(1)	69	54	77	14
Other consumer loans	32	95	52	63	70
Total net charge-offs	$(327)	$366	$159	$332	$127

[1] Excludes loans acquired from Highlands, which were initially recorded at fair value.
[2] Non-performing TDRs are included in the non-performing assets reported above.

LegacyTexas Financial Group, Inc. (formerly known as ViewPoint Financial Group, Inc.)
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Loans:	(Dollars in thousands)
Commercial real estate	$1,229,962	$1,187,982	$1,169,484	$1,130,304	$1,077,112
Warehouse Purchase Program loans	619,736	645,148	571,922	446,935	542,367
Commercial and industrial loans:
Commercial	703,326	633,208	561,026	449,867	376,557
Warehouse lines of credit	27,303	29,296	29,327	17,988	15,316
Consumer real estate	523,998	513,768	480,512	440,662	441,722
Other consumer loans	41,169	42,308	44,162	46,453	49,202
Less: deferred fees and allowance for loan loss	(25,280)	(22,663)	(21,683)	(20,767)	(20,002)
Loans receivable	3,120,214	3,029,047	2,834,750	2,511,442	2,482,274
Securities	505,692	532,950	545,944	562,607	592,769
Overnight deposits	106,152	90,246	118,529	96,292	64,210
Total interest-earning assets	$3,732,058	$3,652,243	$3,499,223	$3,170,341	$3,139,253
Deposits:
Interest-bearing demand	$455,210	$460,192	$468,283	$460,745	$455,983
Savings and money market	1,169,133	1,060,311	1,000,243	918,636	902,019
Time	513,786	492,864	503,035	493,196	478,244
FHLB advances and other borrowings	654,396	733,615	678,817	464,723	468,855
Total interest-bearing liabilities	$2,792,525	$2,746,982	$2,650,378	$2,337,300	$2,305,101

Total assets	$3,910,111	$3,837,424	$3,683,042	$3,354,668	$3,318,500
Non-interest-bearing demand deposits	$473,996	$456,115	$414,746	$414,919	$404,087
Total deposits	$2,612,125	$2,469,482	$2,386,307	$2,287,496	$2,240,333
Total shareholders' equity	$570,120	$562,022	$554,501	$547,201	$542,360

Yields/Rates:
Loans:
Commercial real estate	5.43%	5.47%	5.47%	5.38%	5.56%
Warehouse Purchase Program loans	3.51%	3.56%	3.56%	3.64%	3.79%
Commercial and industrial loans:
Commercial	4.41%	4.21%	4.21%	4.24%	4.92%
Warehouse lines of credit	3.59%	3.55%	3.64%	3.60%	3.51%
Consumer real estate	4.83%	4.92%	4.97%	4.98%	5.05%
Other consumer loans	6.23%	6.03%	6.07%	5.95%	6.07%
Loans receivable	4.76%	4.74%	4.78%	4.84%	5.03%
Securities	2.22%	2.20%	2.31%	2.32%	2.21%
Overnight deposits	0.24%	0.25%	0.24%	0.24%	0.24%
Total interest-earning assets	4.28%	4.26%	4.24%	4.25%	4.40%
Deposits:
Interest-bearing demand	0.35%	0.35%	0.37%	0.37%	0.38%
Savings and money market	0.32%	0.31%	0.30%	0.28%	0.28%
Time	0.64%	0.65%	0.69%	0.75%	0.99%

	For the Quarters Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
FHLB advances and other borrowings	1.21%	1.18%	1.27%	1.83%	1.86%
Total interest-bearing liabilities	0.59%	0.61%	0.63%	0.70%	0.77%
Net interest spread	3.69%	3.65%	3.61%	3.55%	3.63%
Net interest margin	3.84%	3.80%	3.76%	3.73%	3.83%
Cost of deposits (including non-interest-bearing demand)	0.33%	0.33%	0.34%	0.35%	0.40%

LegacyTexas Financial Group, Inc. (formerly known as ViewPoint Financial Group, Inc.)
Supplemental Information- Non-GAAP Financial Measures (unaudited and net of tax)

	At or For the Quarters Ended
	December 31, 2014	September 30 2014	June 30, 2014	March 31, 2014	December 31, 2013
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share:	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders [1]	$5,412	$9,215	$8,721	$7,592	$7,147
Distributed and undistributed earnings to participating securities [1]	54	97	97	90	97
GAAP net income	5,466	9,312	8,818	7,682	7,244

Merger and acquisition costs	5,765	772	424	110	431
One-time payroll and severance costs	—	—	234	—	137
One-time (gain) loss on assets	(45)	(58)	415	7	(36)
Core (non-GAAP) net income	$11,186	$10,026	$9,891	$7,799	$7,776
Average shares for basic earnings per share	38,051,511	37,971,790	37,873,671	37,775,677	37,686,866
GAAP basic earnings per share	$0.14	$0.24	$0.23	$0.20	$0.19
Core (non-GAAP) basic earnings per share	$0.29	$0.26	$0.26	$0.21	$0.21
Average shares for diluted earnings per share	38,275,814	38,203,508	38,121,374	38,019,519	37,911,775
GAAP diluted earnings per share	$0.14	$0.24	$0.23	$0.20	$0.19
Core (non-GAAP) diluted earnings per share	$0.29	$0.26	$0.26	$0.21	$0.21

Calculation of Tangible Book Value per Share:
Total shareholders' equity	$568,223	$564,127	$557,412	$550,099	$544,460
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,650)	(29,650)
Identifiable intangible assets, net	(813)	(910)	(1,005)	(1,127)	(1,239)
Total tangible shareholders' equity	$537,760	$533,567	$526,757	$519,322	$513,571
Shares outstanding at end of period	40,014,851	40,006,941	39,995,720	39,946,560	39,938,816

Book value per share- GAAP	$14.20	$14.10	$13.94	$13.77	$13.63
Tangible book value per share- Non-GAAP	$13.44	$13.34	$13.17	$13.00	$12.86

Calculation of Tangible Equity to Tangible Assets:
Total assets	$4,164,114	$3,950,524	$3,951,244	$3,603,588	$3,525,232
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,650)	(29,650)
Identifiable intangible assets, net	(813)	(910)	(1,005)	(1,127)	(1,239)
Total tangible assets	$4,133,651	$3,919,964	$3,920,589	$3,572,811	$3,494,343

Equity to assets- GAAP	13.65%	14.28%	14.11%	15.27%	15.44%
Tangible equity to tangible assets- Non-GAAP	13.01%	13.61%	13.44%	14.54%	14.70%

	At or For the Quarters Ended
(Dollars in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and core)
Net income	$5,466	$9,312	$8,818	$7,682	$7,244
Core (non-GAAP) net income	11,186	10,026	9,891	7,799	7,776
Average total equity	570,120	562,022	554,501	547,201	542,360
Average total assets	3,910,111	3,837,424	3,683,042	3,354,668	3,318,500
Return on average common shareholders' equity	3.83%	6.63%	6.36%	5.62%	5.34%
Core return on average common shareholders' equity	7.85	7.14	7.14	5.70	5.73
Return on average assets	0.56	0.97	0.96	0.92	0.87
Core return on average assets	1.14	1.05	1.07	0.93	0.94

	At or For the Years Ended
	December 31, 2014	December 31, 2013
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share:	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders [1]	$30,942	$31,294
Distributed and undistributed earnings to participating securities [1]	336	394
GAAP net income	31,278	31,688

Merger and acquisition costs	7,071	431
One-time payroll and severance costs	234	436
One-time (gain) loss on assets	319	(574)
(Gain) loss on sale of available-for-sale securities	—	115
Core (non-GAAP) net income	$38,902	$32,096
Average shares for basic earnings per share	37,919,065	37,589,548
GAAP basic earnings per share	$0.82	$0.83
Core (non-GAAP) basic earnings per share	$1.03	$0.85
Average shares for diluted earnings per share	38,162,094	37,744,786
GAAP diluted earnings per share	$0.81	$0.83
Core (non-GAAP) diluted earnings per share	$1.02	$0.85
1 Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.